Table of Contents

Exhibit 8.1

LIST OF SUBSIDIARIES

List of subsidiaries of Petróleo Brasileiro S.A. - Petrobras

Subsidiary companies	Total Capital	Voting Capital	Country of Incorporation	Activity
Petrobras Química S.A. – Petroquisa and subsidiaries	100.00	100.00	Brazil	Petrochemical
Petrobras Distribuidora S.A. – BR and subsidiaries	100.00	100.00	Brazil	Distribution
Braspetro Oil Services Company - Brasoil and subsidiaries	100.00	100.00	Cayman Islands	International operations
Braspetro Oil Company – BOC and subsidiaries	99.99	99.99	Cayman Islands	International operations
Petrobras International Braspetro B.V. - PIBBV and subsidiaries	100.00	100.00	The Netherlands	International operations
Petrobras Comercializadora de Energia Ltda. – PBEN	100.00	100.00	Brazil	Energy
Petrobras Negócios Eletrônicos S.A. – E-PETRO and subsidiary	100.00	100.00	Brazil	Corporate
Petrobras Gás S.A. – Gaspetro and subsidiaries	99.99	99.99	Brazil	Gas transportation
Petrobras International Finance Company – PifCo and subsidiaries	100.00	100.00	Cayman Islands	International Commercialization and Financing
Petrobras Transporte S.A. – Transpetro and subsidiary	100.00	100.00	Brazil	Transportation
Downstream Participações S.A. and subsidiary	99.99	99.99	Brazil	Refining and distribution
Petrobras Netherlands B.V. - PNBV and subsidiaries	100.00	100.00	The Netherlands	Exploration and Production
FAFEN Energia S.A. and subsidiary	100.00	100.00	Brazil	Energy
5283 Participações Ltda.	100.00	100.00	Brazil	Energy
Fundo de Investimento Imobiliário RB Logística – FII	99.00	99.00	Brazil	Corporate
Baixada Santista Energia Ltda.	100.00	100.00	Brazil	Energy
Sociedade Fluminense de Energia Ltda. – SFE	100.00	100.00	Brazil	Energy
Termorio S.A.	100.00	100.00	Brazil	Energy
Termoceará Ltda.	100.00	100.00	Brazil	Energy
Termomacaé Ltda.	100.00	100.00	Brazil	Energy
Termomacaé Comercializadora de Energia Ltda.	100.00	100.00	Brazil	Energy
Ternoaçu S.A.	76.87	76.87	Brazil	Energy
Termobahia S.A.	98.85	98.85	Brazil	Energy
Ibiritermo S.A.	50.00	50.00	Brazil	Energy
Usina Termelétrica de Juiz de Fora S.A.	100.00	100.00	Brazil	Energy
Petrobras Biocombustível S.A.	100.00	100.00	Brazil	Production of ethanol, biodiesel and energy
Refinaria Abreu e Lima S.A.	100.00	100.00	Brazil	Refining and trading
Companhia Locadora de Equipamentos Petrolíferos S.A. – CLEP	100.00	100.00	Brazil	Exploration and Production
Comperj Participações S.A.	100.00	100.00	Brazil	Petrochemical
Comperj Petroquímicos Básicos S.A.	100.00	100.00	Brazil	Petrochemical
Comperj PET S.A.	100.00	100.00	Brazil	Petrochemical
Comperj Estirênicos S.A.	100.00	100.00	Brazil	Petrochemical
Comperj MEG S.A.	100.00	100.00	Brazil	Petrochemical
Comperj Poliolefinas S.A.	100.00	100.00	Brazil	Petrochemical
Cordoba Financial Services Gmbh – CFS and subsidiary	100.00	100.00	Austria	Corporate
Breitener Energética S.A.	65.00	65.00	Brazil	Energy
Cayman Cabiunas Investment Co.	100.00	100.00	Cayman Islands	Exploration and Production

Special purpose entities consolidated according to FIN 46(R)	Total Capital	Voting Capital	Country of Incorporation	Activity
Albacora Japão Petróleo Ltda.	0.00	0.00	Brazil	Exploration and Production
Companhia de Desenvolvimento e Modernização de Plantas Industriais – CDMPI	0.00	0.00	Brazil	Refining
PDET Offshore S.A.	0.00	0.00	Brazil	Exploration and Production
Companhia de Recuperação Secundária S.A. - CRSEC	0.00	0.00	Brazil	Exploration and Production
Nova Transportadora do Nordeste S.A. - NTN	0.00	0.00	Brazil	Transportation
Nova Transportadora do Sudeste S.A. - NTS	0.00	0.00	Brazil	Transportation
Gasene Participações Ltda.	0.00	0.00	Brazil	Transportation
Charter Development LLC – CDC	0.00	0.00	USA	Exploration and Production
Companhia Mexilhão do Brasil	0.00	0.00	Brazil	Exploration and Production
Fundo de Investimento em Direitos Creditórios Não-padronizados do Sistema Petrobras	0.00	0.00	Brazil	Corporate

List of subsidiaries of Petrobras International Finance Company

Subsidiary companies	Total Capital	Voting Capital	Country of Incorporation	Activity
Petrobras Europe Limited - PEL	100.00	100.00	United Kingdom	Trading Agent & Marketing Advisor
Petrobras Finance Limited - PFL	100.00	100.00	Cayman Islands	International Commercialization
BEAR Insurance Company Limited	100.00	100.00	Bermuda	Insurance
Petrobras Singapore Private Limited and subsidiary	100.00	100.00	Singapore	International Commercialization